Exhibit 10.20

TRADEMARK COLLATERAL ASSIGNMENT AND SECURITY AGREEMENT

This TRADEMARK COLLATERAL ASSIGNMENT AND SECURITY AGREEMENT (this “Agreement”), dated as of March 5, 2010, made by VITACUBE SYSTEMS, INC., a Colorado corporation (the “Grantor,” and a wholly owned subsidiary of XELR8 Holdings, Inc. (“Parent”)), in favor of HUDSON ASSET PARTNERS, LLC, a Delaware limited liability company, as Collateral Agent (“Agent”).

Capitalized terms not otherwise defined herein have the meaning set forth in the Security Agreement, dated as of March 5, 2010, between Grantor, Parent, Agent and certain other parties (the “Security Agreement”).

W I T N E S S ET H:

WHEREAS, Grantor holds an interest in certain trademarks and/or trademark applications identified in Exhibit 1 hereto (the “Trademarks”);

WHEREAS, the Grantor, Parent, Agent, and certain other parties, are parties to the Security Agreement, entered into for benefit of the holders (the “Holders”) of certain convertible secured five year promissory notes (the “Convertible Notes”) issued by Parent, all upon terms described in that certain Confidential Private Placement Memorandum, dated on or about February 1, 2010;

WHEREAS, the Grantor wishes to grant to Agent a security interest in certain of its property and assets to secure the performance of its obligations under the Security Agreement;

WHEREAS, the Grantor and the Agent by this instrument seek to confirm and make a record of the collateral assignment of and grant of a senior security interest in the Trademarks.

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Grantor does hereby acknowledge and confirm that it has made a collateral assignment to the Agent of, and has granted to the Agent a security interest in, for the benefit of the Holders, all of the Grantor’s right, title and interest in, to, and under the Trademarks, which security interest shall be subordinate to the security interest in, to, and under the Trademarks granted to the holders of the Convertible Notes. The Grantor also acknowledges and confirms that the rights and remedies of Agent with respect to the collateral assignment of and security interests in the Trademarks acknowledged and confirmed hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated herein by reference.

This Agreement may be executed simultaneously in two or more counterparts, including by facsimile, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned have executed this Trademark Collateral Assignment and Security Agreement by its duly authorized officers as of the date first written above.

XELR8, INC.

By: /s/ Daniel R. Rumsey
Name:    Daniel R. Rumsey
Title:      Interim Chief Executive Officer

HUDSON ASSET PARTNERS, LLC

By:    /s/ Murray Rubin
Name:  Murray Rubin
Title:   Secretary

[SIGNATURE PAGE - TRADEMARK COLLATERAL ASSIGNMENT

AND SECURITY AGREEMENT]

EXHIBIT 1

TRADEMARKS/TRADEMARK APPLICATIONS

Trademark	Filing Date	USPTO Serial Number
XELR8 What Moves You	August 10, 2005	78690115
XELR8 What Moves You	August 10, 2005	78981080
Vitacube	December 19, 2002	78196211
Alpha Nac	January 4, 2002	78100936
AO Elite	January 4, 2002	78100942
Complex SPP	November 21, 2002	78187480
CP Complex	August 20, 2002	78101002
GC Elite	January 4, 2002	78101033
JSH	January 4, 2002	78100999
M32+	January 4, 2002	78101008
Get Cubed	March 26, 2001	76236481
The Power of Nutrition	November 6, 2001	78091910